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                                                                   EXHIBIT 10.1

                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

         THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS (the "Agreement") is made and entered into this 19th day of April, 2001, by and between THE BOEING COMPANY (acting through its division, BOEING COMMERCIAL AIRPLANES) ("Boeing") and TITANIUM METALS CORPORATION ("TIMET"). Boeing and TIMET are collectively referred to herein as the "Parties."

                                    RECITALS

         A. The Parties previously entered into that certain Purchase and Sale Agreement (for titanium products) dated November 5, 1997 (the "Original Agreement").

         B. Disputes have arisen between the Parties with respect to certain matters under the Original Agreement.

         C. In connection with such disputes, on March 21, 2000 TIMET filed a lawsuit in the District Court for the City and County of Denver, State of Colorado entitled Titanium Metals Corporation v. The Boeing Company, 00CV1402 (the "Litigation"). The Parties enter into this Agreement to compromise a disputed claim, and neither Party admits any liability.

         NOW, THEREFORE, in consideration of the execution and delivery of this Agreement and of the mutual promises contained herein, the Parties agree to be legally bound by all of the terms and conditions contained in this Agreement, as follows:

                              TERMS AND CONDITIONS

         1. No later than the third business day following the date of execution of this Agreement, Boeing will pay TIMET the sum of eighty-two million dollars ($82,000,000.00) , by wire transfer to an account designated by TIMET.

         2. Contemporaneously with the execution of this Agreement, each of the Parties shall execute and deliver to the other Party: (a) the Amended and Restated Purchase and Sale Agreement (for titanium products), originally dated as of November 5, 1997, amended and restated effective as of April 19, 2001 in the form last exchanged between the parties (the "Amended Agreement"), pursuant to which Boeing will have the right but not the obligation to purchase titanium products from TIMET, all on the terms and subject to the conditions set forth therein, (b) the Inventory Purchase and Storage Agreement in the form last exchanged between the parties (the "Buffer Agreement"), pursuant to which Boeing will purchase certain titanium products from TIMET which TIMET will hold for Boeing, on the terms and subject to the conditions set forth therein, and (c) a side letter covering certain related matters (the "Side Letter").

         3. Upon satisfaction of the obligations set forth in Sections 1 and 2 above, the Parties shall execute the stipulation of dismissal (the "Dismissal") attached hereto as Exhibit A to dismiss with prejudice all claims asserted against one another in the Litigation, which Dismissal shall be filed by attorneys for TIMET with the District Court for the City and County of Denver, State of Colorado



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promptly following the execution thereof (but in any event, no later than two business days thereafter). Each of the Parties shall bear its own costs, expenses and attorneys' fees.

         4. Subject to the satisfaction by Boeing of all of the obligations set forth in Sections 1, 2 and 3 above, TIMET, on behalf of itself and its present and former directors, officers, subsidiaries, and any of their respective predecessors, successors or assigns, jointly and severally, hereby voluntarily releases and discharges Boeing from any and all liability, claims, demands, injuries, promises, representations, conduct, losses, damages, costs, expenses, judgments, attorneys' fees, actions or causes of action, of whatever kind or nature accruing, in whole or in part, prior to the date of this Agreement which TIMET had, now has, or may ever have against Boeing and which arose under or in connection with the Original Agreement (collectively the "Claims"), whether such Claims are known or unknown, suspected or unsuspected, matured or unmatured, vested or contingent, direct or indirect, in law or in equity, including without limitation, all claims that were made or could have been made by TIMET against Boeing as part of the Litigation; provided, however, that TIMET does not release, and the foregoing accordingly shall not apply, (i) to any obligations of Boeing (or any other person) pursuant to any Order entered into prior to the date of this Agreement pursuant to the terms of the Original Agreement, all of which Orders shall remain unaffected by this Agreement and (ii) to any obligations of Boeing under this Agreement, the Amended Agreement, the Buffer Agreement, the Dismissal or the Side Letter.

         5. Subject to the satisfaction by TIMET of all of the obligations set forth in Sections 1, 2 and 3 above, Boeing, on behalf of itself and its present and former directors, officers, subsidiaries, and any of their respective predecessors, successors or assigns, jointly and severally, hereby voluntarily releases and discharges TIMET from any and all liability, claims, demands, injuries, promises, representations, conduct, losses, damages, costs, expenses, judgments, attorneys' fees, actions or causes of action, of whatever kind or nature accruing, in whole or in part, prior to the date of this Agreement which Boeing had, now has, or may ever have against TIMET and which arose under or in connection with the Original Agreement (collectively the "Claims"), whether such Claims are known or unknown, suspected or unsuspected, matured or unmatured, vested or contingent, direct or indirect, in law or in equity, including without limitation, all claims that were made or could have been made by Boeing against TIMET as part of the Litigation; provided, however, that Boeing does not release, and the foregoing accordingly shall not apply, (i) to any obligations of TIMET (or any other person) pursuant to any Order entered into prior to the date of this Agreement pursuant to the terms of the Original Agreement, all of which Orders shall remain unaffected by this Agreement and (ii) to any obligations of TIMET under this Agreement, the Amended Agreement, the Buffer Agreement, the Dismissal or the Side Letter.

         6. Each of the Parties understands and acknowledges that by signing this Agreement, it is forever giving up the right to sue or attempt to recover money, damages or any other relief from the other Party for the matters from which it is specifically releasing such other Party hereunder, that this Agreement is in full accord and satisfaction of all such released matters, and that the releases made herein shall constitute final and complete releases with respect to all such released matters.

         7. No representations, covenants, warranties, or promises have been made by the Parties other than those expressly contained herein or in the documents referred to herein. This Agreement, the Amended Agreement, the Buffer Agreement, the Dismissal and the Side Letter, taken together, represent the complete and exclusive statement of the agreement between the Parties with respect to the matters covered herein, and supersede all proposals or prior agreements, oral or written, and all other communication between the Parties relating to the subject matter herein. The Parties understand



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and acknowledge that this Agreement is made without reliance upon any statement or representation other than those contained herein and agree that this Agreement shall not be subject to any claim of mistake of fact.

         8. Each Party represents and warrants to the other that it has not made or purported to make any assignment or other disposition, in whole or in part, of any claim(s) which were or are the subject of the Litigation, and that there is no person, corporation, association or other entity which, through assignment, subrogation, operation of law, or otherwise, has acquired any right to pursue, bring legal action upon or recover on account of the claim of that Party for the matters settled and released hereby. Each Party represents and warrants to the other Party that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement and to bind such Party, and each Party acknowledges that it has agreed to the terms of this Agreement knowingly and voluntarily, after having had the opportunity to consult with legal counsel.

            9. This Agreement (for the purpose of this Section 9 the term "this Agreement" includes all documents and/or agreements referred to in the Agreement) and the fact and terms of this Agreement and all communications leading up to or relating to the terms of this Agreement are confidential and shall not be disclosed by any Party or its agents or representatives to any person (excluding the Parties' directors and employees having a need to know) other than as disclosure is required by applicable law, regulation or court order; provided, however, that either Party may make disclosure of this Agreement to (a) any of its accountants, auditors, or lawyers having a need to know such information, provided such person agrees not to disclose the information to any other person or outside of such firm, except as disclosure is required by applicable law, regulation or court order and (b) any of its bankers or credit rating agencies having a need to know such information, provided persons at such company agree in writing not to disclose the information to any other person or outside of such company, except as disclosure is required by applicable law, regulation or court order. The foregoing shall not apply to matters already public other than by reason of a breach of this Section 9. Notwithstanding the foregoing, either Party may disclose that the Litigation has been settled. In addition, Boeing agrees that TIMET may issue the press release (in the form last provided by TIMET to Boeing) announcing the settlement and may discuss the terms of such settlement in investor calls only as such matters are specifically stated in the press release.

         10. This Agreement may not be amended or waived, except by written instrument signed by the Party against whose interests the enforcement of any amendment or waiver is sought.

         11. This Agreement may be executed in multiple, identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         12. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Washington, without regard to the conflict of laws provisions thereof.



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         IN WITNESS WHEREOF, Titanium Metals Corporation and The Boeing Company,
intending to legally bind themselves, have executed this Settlement Agreement and Release of Claims as of the date first hereinabove set forth.


                                    TITANIUM METALS CORPORATION




                                    By:    /s/ J. Landis Martin
                                           ------------------------
                                    Title: Chairman and CEO
                                           ------------------------



                                    THE BOEING COMPANY (ACTING THROUGH
                                    ITS DIVISION, BOEING COMMERCIAL AIRPLANES)



                                    By:    /s/ Mark Lough
                                           ------------------------
                                    Title: Counsel
                                           ------------------------





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